UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Amendment No. 1 to Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 20, 2015

6D GLOBAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35002	98-0516425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, Suite 2550, New York, NY 10004
(Address of Principal Executive Offices)

(646) -681-4900
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The purpose of this report is to amend the Current Report on Form 8-K filed by 6D Global Technologies, Inc. (the “Company”) with the Securities and Exchange Commission on March 23, 2015 (the “Original Report”), which reported the completion of an acquisition of SwellPath, Inc. by the Company under the Securities Purchase Agreement dated March 20, 2015.  This Amendment No. 1 to the Original Report (“Amendment No. 1”) amends and supplements the disclosure to include the historical financial statements and pro forma financial information required by Item 9.01(a) and Item 9.01(b) of Form 8-K.  No other amendments to the Original Report are being made by this Amendment No. 1.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

(1)
The audited financial statements of SwellPath, including SwellPath’s audited balance sheets as of December 31, 2014 and 2013, and statements of operations, and statements of cash flows for the years ended December 31, 2014 and 2013, are filed as Exhibit 99.1 hereto and are incorporated by reference herein.

(b) Pro Forma Financial Information

(1)
The unaudited pro forma condensed combined statements of operations of the Company for the year ended December 31, 2014, and the quarter ended March 31, 2015, giving effect to the acquisitions of Storycode and SwellPath, are filed as Exhibit 99.2 hereto and are incorporated by reference herein.

(d) Exhibits

Exhibit No.	Description

99.1
The audited financial statements of SwellPath, including SwellPath's audited balance sheets, as of December 31, 2014 and 2013, and statements of operations, and statements of cash flows for the years ended December 31, 2014 and 2013.

99.2
The unaudited pro forma condensed combined statement of operations of the Company for the year ended December 31, 2014, and the quarter ended March 31, 2015, giving effect to the acquisitions of Storycode and SwellPath.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

6D GLOBAL TECHNOLOGIES, INC.

Dated: June 05, 2015	By:	/s/ Mark Szynkowski
Mark Szynkowski
Chief Financial Officer